                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549





             --------------------------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             --------------------------------------------------------


                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                          25-1391475
(State or other jurisdiction                            (IRS Employer
     of incorporation)                                  Identification No.)

                    2441 Viscount Row, Orlando, Florida 32809
           (Address of Principal Executive Offices including Zip Code)

                           ANGELO S. MORINI, PRESIDENT
                         Galaxy Nutritional Foods, Inc.
                    2441 Viscount Row, Orlando, Florida 32809
                     (Name and address of agent for service)

                                 (407) 855-5500
          (Telephone Number, including area code, of agent for service)

                                    COPY TO:

                           JEFFREY E. DECKER, ESQUIRE
                              Baker & Hostetler LLP
                       200 South Orange Avenue, Suite 2300
                             Orlando, Florida 32801
                            Telephone: (407) 649-4000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

      Title of Each                                Proposed Maximum       Proposed Maximum
   Class of Securities         Amount to be         Offering Price            Aggregate             Amount of
     to be Registered         Registered (1)         Per Share(2)          Offering Price       Registration Fee
===================================================================================================================
Common Stock,                     64,286                 $5.20               $334,287.20             $30.75
 $.01 par value
===================================================================================================================
(1)    Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)    Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock as reported on the American Stock Exchange on
       January 23, 2002, which was $5.20.
===================================================================================================================

This Registration Statement on Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended (the "Act"), 64,286 additional shares of the common stock, $0.01 par value per share (the "Common Stock"), of Galaxy Nutritional Foods, Inc. (the "Company"), issuable pursuant to the Company's 1996 Stock Plan (the "Plan"). The contents of the Registration Statement on Form S-8, File 333-31402 and the Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2001, previously filed by the Company with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference in this Registration Statement and made a part hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

AMENDMENT TO THE PLAN

     Effective as of December 14, 2001, the Company amended the plan to increase the number of shares of Common Stock subject thereto by 64,286 shares to a total of 100,000 shares.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number             Description of Document
--------------             -----------------------
*4.3                      Galaxy Foods Company 1996 Stock Plan (filed as Schedule 10.30 to the
                          Company's Annual Report on Form 10-K for the fiscal year ended March
                          31, 1997 and incorporated herein by reference).

4.4                       Amendment No. 1 to 1996 Stock Plan of Galaxy Nutritional Foods, Inc.
                          (filed herewith).

5.1                       Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1                      Consent of BDO Seidman LLP, independent auditors of the Company (filed herewith).

23.2                      Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1                      Power of Attorney (contained on signature page hereto).

*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 23rd day of January, 2002.

                                GALAXY NUTRITIONAL FOODS, INC.


                                By:/S/ Angelo S. Morini
                                   --------------------------------------------
                                       Angelo S. Morini, Chairman of the Board,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Angelo S. Morini, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                   SIGNATURES

Signatures                                  Title                                    Date
----------                                  -----                                    ----



    /s/ Angelo S. Morini
------------------------------------       Chairman of the Board of Directors,  January 23, 2002
Angelo S. Morini                           President, Chief Executive Officer
                                           (Principal Executive Officer)

/s/ LeAnn Hitchcock
------------------------------------        Chief Financial Officer (Principal  January 23, 2002
LeAnn Hitchcock                             Financial Officer and Principal
                                            Accounting Officer)

/s/ Joseph Juliano
------------------------------------        Director                            January 23, 2002
Joseph Juliano


/s/ Marshall K. Luther
------------------------------------        Director                            January 23, 2002
Marshall K. Luther


/s/ Douglas A. Walsh
------------------------------------        Director                            January 23, 2002
Douglas A. Walsh

                                INDEX TO EXHIBITS

Exhibit
Number                     Description of Documents                                      Page
------                     ------------------------                                      ----
  *4.3                     Galaxy Foods Company 1996 Stock Plan (filed as
                           Schedule 10.30 to the Company's Annual Report on Form
                           10-K for the fiscal year ended March 31, 1997 and
                           incorporated herein by reference).

   4.4                     Amendment No. 1 to 1996 Stock Plan of Galaxy
                           Nutritional Foods, Inc. (filed herewith).

   5.1 Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

  23.1 Consent of BDO Seidman LLP, independent auditors of the Company (filed herewith).

  23.2                     Consent of Baker & Hostetler LLP, counsel to the
                           Registrant (contained in  Exhibit 5.1).

  24.1 Power of Attorney (contained on signature page hereto).

*  Previously filed.